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                                                                     EXHIBIT 3.2
                                    FORM OF
                             AMENDED AND RESTATED
                      BY-LAWS OF STRATEGIX SERVICES, INC.

                                   ARTICLE I

                           MEETINGS OF STOCKHOLDERS

     Section 1.01.  Annual Meeting. The annual meeting of the stockholders of
                    --------------
the Corporation, for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall be held on such date, at such time and at such place as may be designated by the Board of Directors.

     Section 1.02.  Special Meetings.  Special meetings of the shareholders may
                    ----------------
only be called as provided in the Amended and Restated Certificate of Incorporation.

     Section 1.03.  Place of Meetings.  Meetings of stockholders shall be held
                    -----------------
at the principal office of the Corporation, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

     Section 1.04.  Notice of Meetings.
                    ------------------

     (a) Unless waived, a written, printed or typewritten notice of each annual or special meeting, stating the date, hour and place and the purpose or purposes thereof shall be served upon or mailed to each stockholder of record entitled to vote or entitled to notice, not more than 60 days nor less than 10 days before any such meeting. If mailed, such notice shall be directed to a stockholder at such stockholder's address as the same appears on the records of the Corporation. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If a meeting is adjourned to another time or place and such adjournment is for 30 days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place to which it is adjourned are fixed and announced at such meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 1.05.  Fixing Date for Determination of Stockholders of Record.  In
                    -------------------------------------------------------
order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other
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distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If the Board shall not fix such a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 1.06. Organization. At each meeting of the stockholders, the
                   ------------
Chairman of the Board, or in the Chairman's absence, the Vice Chairman, or in the Vice Chairman's absence, the President, or, in the President's absence, any Vice President, or, in the absence of the Chairman of the Board, the Vice Chairman, the President and a Vice President, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman, and the Secretary of the Corporation, or, if the Secretary of the Corporation not be present, the Assistant Secretary, or if the Secretary and the Assistant Secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.


     Section 1.07.  Quorum.  A stockholders' meeting duly called shall not be
                    ------
organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Amended and Restated Certificate of Incorporation, these amended and restated by-laws, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time, the "DGCL"), (i) at any meeting called by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least one-third of the voting power of the Corporation shall constitute a quorum for such meeting and (ii) at any meeting called other than by the Board of Directors, the presence in person or by proxy of holders of record entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, a majority in voting interest of the stockholders present may adjourn, or, in the absence of a decision by the majority, any officer entitled to preside at such meeting may adjourn the meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.08.  Order of Business and Procedure.  The order of business at
                    -------------------------------
all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be

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determined by the chairman of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.

     Section 1.09.  Advance Notice of Stockholder Proposals.  In order to
                    ---------------------------------------
properly submit any business to an annual meeting of stockholders, a stockholder must give timely notice in writing to the secretary of the Corporation. To be considered timely, a stockholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation (a) not less than 120 days nor more than 150 days before the first anniversary date of the Corporation's proxy statement in connection with the last annual meeting of stockholders or (b) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting.

     Nomination of persons for election to the Board of Directors may be made by the Board of Directors or any committee designated by the Board of Directors or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders. However, nominations other than those made by the Board of Directors or its designated committee must comply with the procedures set forth in this Section 1.09, and no person shall be eligible for election as a director unless nominated in accordance with the terms of this
Section 1.09.

     A stockholder may nominate a person or persons for election to the Board of Directors by giving written notice to the Secretary of the Corporation in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Corporation by a stockholder of business to be submitted at an annual meeting of stockholders, with respect to any special meeting of stockholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

     The Secretary of the Corporation shall deliver any stockholder proposals and nominations received in a timely manner for review by the Board of Directors or a committee designated by the Board of Directors.

     A stockholder's notice to submit business to an annual meeting of stockholders shall set forth (i) the name and address of the stockholder, (ii) the class and number of shares of stock beneficially owned by such stockholder,
(iii) the name in which such shares are registered on the stock transfer books of the Corporation, (iv) a representation that the stockholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the stockholder in the business to be submitted and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the stockholder making such proposal shall promptly provide any other information reasonably requested by the Corporation. In addition to the information required above to be given by a stockholder who intends to submit business to a

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meeting of stockholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such stockholder's notice must also set forth, as to each person whom the stockholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (f) a description of all understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

     Any person nominated for election as director by the Board of Directors or any committee designated by the Board of Directors shall, upon the request of the Board of Directors or such committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination.

     Notwithstanding the foregoing provisions of this Section 1.09, a stockholder who seeks to have any proposal included in the Corporation's proxy statement shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended.

     Section 1.10.  Voting.
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     (a)  Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by such stockholder and registered in such stockholder's name on the books of the Corporation on the date fixed pursuant to
Section 1.05 of these amended and restated by-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.

     (b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.

     (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by proxy appointed by an instrument in writing, subscribed by such stockholder or by such stockholder's attorney thereunto authorized and delivered to the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken; provided, however, that no proxy shall be valid after the expiration of eleven months after the date of its execution, unless the stockholder executing it shall have specified therein the length of time it is to continue in force. At any meeting of the stockholders, except as otherwise provided by law, in the Amended and Restated Certificate of Incorporation, or in these amended and restated by-laws, all matters shall be decided by the vote of a majority in voting interest of

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the stockholders present in person or by proxy and voting thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting or required by the Amended and Restated Certificate of Incorporation. On a vote by ballot each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, if there be such proxy, and it shall state the number of shares voted.

     Section 1.11.  Inspectors.  The Board of Directors, in advance of any
                    ----------
meeting of the stockholders, may appoint one or more inspectors to act at the meeting. If inspectors are not so appointed, the person presiding at the meeting may appoint one or more inspectors. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of such inspector's ability. The inspectors so appointed, if any, shall determine the number of shares outstanding, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies and shall receive votes, ballots, waivers, releases, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, waivers, releases, or consents, determine and announce the results and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote so certified by them.

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.01.  General Powers of Board.  The powers of the Corporation
                    -----------------------
shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the Board of Directors, except as otherwise provided by the law of Delaware or in the Amended and Restated Certificate of Incorporation.

     Section 2.02.  Number of Directors; Term of Office.  The number of
                    -----------------------------------
directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) and the terms thereof shall be as set forth in the Amended and Restated Certificate of Incorporation.

     Section 2.03.  Election of Directors.  At each meeting of the stockholders
                    ---------------------
for the election of directors, the persons receiving the greatest number of votes shall be the directors.

     Section 2.04.  Nominations.
                    -----------

     2.04.1. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors.

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     2.04.2.  Such nominations, if not made by the Board of Directors, shall be made in accordance with Section 1.09 of these amended and restated by-laws.

     2.04.3. Notice of nominations which are proposed by the Board of Directors shall be given on behalf of the Board by the chairman of the meeting.

     2.04.4. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 2.05.  Resignations.  Any director of the Corporation may resign at
                    ------------
any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.06.  Vacancies.  In the event that any vacancy shall occur in the
                    ---------
Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of such director's predecessor. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Amended and Restated Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     Section 2.07.  Place of Meeting, etc.  The Board of Directors may hold any
                    ----------------------
of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors) may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.

     Section 2.08.  Annual Meeting.  A regular annual meeting of the Board of
                    --------------
Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.

     Section 2.09.  Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors may be held at such intervals at such time as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of

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the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.

     Section 2.10.  Special Meetings.  Special meetings of the Board of
                    ----------------
Directors may be called at any time by the Board of Directors or by the Chairman or by a majority of directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.

     Section 2.11.  Notice of Meetings.  Notice of each special meeting or,
                    ------------------
where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least 24 hours notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.

     Section 2.12.  Quorum and Voting.  At all meetings of the Board of
                    -----------------
Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Amended and Restated Certificate of Incorporation, or these amended and restated by-laws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.

     Section 2.13.  Committees.  The Board of Directors may appoint an executive
                    ----------
committee and any other committee of the Board of Directors, to consist of one or more directors of the Corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the Amended and Restated Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the amended and restated by-laws of the Corporation. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors, shall act only

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in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.

     Section 2.14.  Compensation.  The Board of Directors may, by resolution
                    ------------
passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the board.

     Section 2.15.  Action by Consent.  Any action required or permitted to be
                    -----------------
taken at any meeting of the board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or such committee.


                                  ARTICLE III

                                   OFFICERS

     Section 3.01.  Elected Officers.  The elected officers of the Corporation
                    ----------------
shall be a Chairman of the Board of Directors, a Vice Chairman, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers (including, without limitation, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board of Directors from time to time may deem proper. The Chairman of the Board shall be chosen from among the directors. All officers elected by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article III. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chairman of the Board or President may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these amended and restated by-laws or as may be prescribed by the Board or such committee or by the Chairman of the Board or Chief Executive Officer, as the case may be. A person may hold more than one corporate office simultaneously.

     Section 3.02.  Election and Term of Office.  The elected officers of the
                    ---------------------------
Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until he shall resign or be removed pursuant to Section 3.08 of these amended and restated by-laws.

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     Section 3.03.  Chairman of the Board.  The Chairman of the Board shall
                    ---------------------
preside at all meetings of the stockholders and of the Board of Directors. The chairman shall make reports to the Board of Directors and the stockholders, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Board of Directors also may elect a Vice-Chairman to act in the place of the Chairman upon his or her absence or inability to act.

     Section 3.04.  Chief Executive Officer.  The Chief Executive Officer
                    -----------------------
("CEO") shall be responsible for the general management of the affairs of the Corporation and shall perform all duties incidental to such person's office which may be required by law and all such other duties as are properly required by the Board of Directors.

     Section 3.05.  President.  The President shall act in a general executive
                    ---------
capacity and shall assist the CEO and Chairman of the Board in the administration and operation of the Corporation's business and general supervision of its policies and affairs. The President, if also a director, shall, in the absence of or because of the inability to act of the Chairman of the Board, perform all duties of the Chairman of the Board and preside at all meetings of stockholders and of the Board of Directors.

     Section 3.06.  Vice Presidents.  Each Senior Vice President and Executive
                    ---------------
Vice President and any Vice President shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

     Section 3.07.  Treasurer.  The Treasurer shall exercise general supervision
                    ---------
over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board of Directors, or in such banks as may be designated as depositories in the manner provided by resolution of the Board of Directors. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed from time to time by the Board of Directors, the Chairman of the Board or the President. The Treasurer may also be referred to as the Chief Financial Officer.

     Section 3.08.  Secretary.  (a) The Secretary shall keep or cause to be kept
                    ---------
in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these Amended and Restated By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board, the Chairman of the Board or the President.

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     (b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board of Directors or the Chairman of the Board or by the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be possessed by such Assistant Secretary or Assistant Secretaries as the Board of Directors, the Chairman of the Board, the President or a Vice Chairman of the Board may designate.

     Section 3.09.  Removal.  Any officer elected, or agent appointed, by the
                    -------
Board of Directors may be removed by the affirmative vote of a majority of the whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chairman of the Board or the CEO may be removed by such officer whenever, in such person's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

     Section 3.10.  Resignations.  Any officer of the Corporation may resign at
                    ------------
any time by giving written notice to the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.11.  Vacancies.  A newly created elected office and a vacancy in
                    ---------
any elected office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors. Any vacancy in an office appointed by the Chairman of the Board or the CEO because of death, resignation, or removal may be filled by the Chairman of the Board or the CEO.


                                  ARTICLE IV

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 4.01.  Indemnification.
                    ---------------

     (a) The Corporation shall indemnify and hold harmless any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, such person's testator, or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, to the fullest extent permitted by the laws of Delaware as they may exist from time to time. The right to indemnification conferred in this Article IV shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

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

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the other employees and agents of the Corporation to such extent and to such affect as the Board of Directors shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.

     Section 4.02.  Insurance.  The proper officers of the Corporation, without
                    ---------
further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.

     Section 4.03.  ERISA.  To assure indemnification under this Article of all
                    -----
such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974", as amended from time to time, the provisions of this Article IV shall, for the purposes hereof, be interpreted as follows: an "other enterprise" shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of such person's duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     Section 4.04.  Contractual Nature.  The provisions of this Article IV
                    ------------------
shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article is in effect. Neither any repeal or modification of this Article or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

     Section 4.05.  Construction.  For the purposes of this Article IV,
                    ------------
references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE V

                 DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS

     Section 5.01.  Depositories.  The Chairman of the Board,  the CEO, the
                    ------------
President, the Treasurer, and any Vice President of the Corporation whom the Board of Directors authorizes to designate depositories for the funds of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the Chairman of the Board, the CEO, the President, the Treasurer, or any such Vice President of the Corporation, shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.

     Section 5.02.  Execution of Instruments Generally.  In addition to the
                    ----------------------------------
powers conferred upon the officers in Article III, and except as otherwise provided in Section 5.01 of this Article V, all contracts and other instruments entered into in the ordinary course of business requiring execution by the Corporation may be executed and delivered by the Chairman of the Board, the Vice Chairman (in the Chairman's absence), the CEO, the President, the Treasurer, or any Vice President and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

                                  ARTICLE VI

                           SHARES AND THEIR TRANSFER

     Section 6.01.  Certificate for Shares.  Every owner of one or more shares
                    ----------------------
in the Corporation shall be entitled to a certificate, which shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares in the Corporation owned by him or her. When such certificate is counter-signed by an incorporated transfer agent or registrar, the signature of any of said officers may be facsimile, engraved, stamped or printed. The certificates for the respective classes of such shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the CEO, the President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. A record shall be kept of the name of the person, firm, or corporation owning the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so canceled.

     Section 6.02.  Lost, Destroyed and Mutilated Certificates.  If any
                    ------------------------------------------
certificates for shares in the Corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same canceled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or such owner's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.

     Section 6.03.  Transfers of Shares.  Transfers of shares in the Corporation
                    -------------------
shall be made only on the books of the Corporation by the registered holder thereof, such holder's legal guardian, executor, or administrator, or attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.

     Section 6.04.  Regulations.  The Board of Directors may make such rules and
                    -----------
regulations as it may deem expedient, not inconsistent with these amended and restated by-laws, concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

                                  ARTICLE VII

                                 MISCELLANEOUS

     Section 7.01.  Seal.  The Board of Directors may provide a corporate seal,
                    ----
which shall be circular and contain the name of the Corporation engraved around the margin and the words "corporate seal", the year of its organization, and the word "Delaware".

     Section 7.02.  Fiscal Year.  The fiscal year of the Corporation shall begin
                    -----------
on the first day of January and end on the thirty-first day of December of each year.

     Section 7.03.  Dividends. The Board of Directors may from time to time
                    ---------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Amended and Restated Certificate of Incorporation.

     Section 7.04.  Waiver of Notice.  Whenever any notice is required to be
                    ----------------
given to any stockholder or director of the Corporation under the provisions of the DGCL or these amended and restated by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board of Directors or committee thereof need be specified in any waiver of notice of such meeting.

     Section 7.05.  Audits.  The accounts, books and records of the Corporation
                    ------
shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be done annually.


                                 ARTICLE VIII

                                    PROXIES

     Section 8.01.  Proxies.  Unless otherwise provided by resolution adopted by
                    -------
the Board of Directors, the Chairman of the Board, the CEO, the President or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                  ARTICLE IX

                                  AMENDMENTS

     Section 9.01.  Amendments.  The amended and restated by-laws may be altered
                    ----------
or repealed and new amended and restated by-laws may be adopted (1) at any annual or special meeting of stockholders by the affirmative vote of a majority in interest of the stockholders entitled to vote or (2) by the affirmative vote of a majority of the whole Board; provided, however, that any proposed alteration or repeal of, or the adoption by the stockholders of any amended and restated by-law inconsistent with, Section 1.02 or 1.09 of Article I or any Section of Article IV of the amended and restated by-laws, in addition to approval of the whole Board, shall require the affirmative vote of the holders of at least 75% of the stock of the corporation, voting together as a single class; and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new amended and restated by-law or amended and restated by-laws must be contained in the notice of such special meeting.